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                                                                      Exhibit 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement of Dexter Corporation on Form S - 8 (File No. 333 - 04081) of our report dated May 15, 2000, relating to the financial statements of Dexter Corporation 401(k) Savings Plan as of December 31, 1999 and 1998 and for the years then ended, which appears in this Form 11 - K.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Hartford, Connecticut
June 27, 2000